Exhibit 4.5

EXECUTION VERSION

USPI FINANCE CORP.

9.000% Senior Notes due 2020

REGISTRATION RIGHTS AGREEMENT

April 3, 2012

BARCLAYS CAPITAL INC.

As Representative of the several

    Initial Purchasers named in Schedule I attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

USPI Finance Corp., a corporation organized under the laws of Delaware (the “USPI Finance”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, its 9.000% Senior Notes due 2020 (the “Notes”), upon the terms set forth in the Purchase Agreement between the Company and the Representative dated March 20, 2012 (the “Purchase Agreement”), and after giving effect to the Joinder Agreement referred to therein, USPI (as defined below), relating to the initial placement (the “Initial Placement”) of the Securities. Upon consummation of the Merger (as defined in the Purchase Agreement) with and into United Surgical Partners International, Inc. (“USPI”), with USPI as the surviving entity (the “Merger”), USPI and the Guarantors (as defined below) will execute and deliver a Joinder Agreement hereto substantially in the form attached as Exhibit II hereto (the “Joinder Agreement”) and shall hereby join this Agreement.

References to the “Company” refer (i) prior to consummation of the Merger, solely to USPI Finance and (ii) following consummation of the Merger and upon execution of the Joinder Agreement, to USPI.

Following the consummation of the Merger, the Notes will be unconditionally guaranteed (the “Guarantees” and together with the Notes, the “Securities”) by the guarantors listed on the signature pages hereto (the “Guarantors” and, together with the Company, the “Issuers”). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Issuers agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the period following the consummation of the Registered Exchange Offer and ending on the earlier of (i) the 90th day following consummation of the Registered Exchange Offer or such longer period if extended pursuant to Section 4(k) as a result of the occurrence of any of the events set forth in Sections 4(c)(ii) through (v) hereof and (ii) such time as no Exchanging Dealer holds Registrable Securities, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Issuers on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for New Securities.

“Final Memorandum” shall mean the offering memorandum, dated March 20, 2012, relating to offer and sale of the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“Guarantees” shall have the meaning set forth in the preamble hereto.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Securities, dated as of April 3, 2012, between the Company and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture to be entered into by and among USPI, the Guarantors and the Trustee, upon consummation of the Merger, for purposes of USPI assuming the Company’s obligations under the Indenture and the Guarantors providing a guarantee of the Notes, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Issuers” shall have the meaning set forth in the preamble hereto.

“Joinder” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities of the Company, and guarantees by the Guarantors, in each case identical in all material respects to the Notes, as applicable (except that the transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement at the time such Registration Statement is declared effective (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Issuers to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registrable Securities” shall mean (i) Securities other than those that have been (A) registered under a Registration Statement and disposed of in accordance therewith or (B) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission and (ii) any New Securities resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act.

“Registration Default Damages” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer. (a) Unless otherwise not permitted by applicable law, the Company shall prepare and shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuers shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 240 days of the Closing Date (or if such day is not a Business Day, the next succeeding Business Day).

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall, as soon as practicable, commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of any Issuer, acquires the New Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c) In connection with the Registered Exchange Offer, the Company shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents; provided that the Company shall only be required to mail such Prospectus to Holders of which the Company is aware after reasonable inquiry;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii) use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented, amended and current as required, under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc . (pub. avail. June 5, 1991); and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii) comply in all material respects with all applicable laws.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Issuers shall:

(i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

(iii) use its commercially reasonable efforts to cause the Trustee to promptly authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc . (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuers or one of their Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers that, at the time of the consummation of the Registered Exchange Offer:

(i) any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

(iii) such Holder is not an Affiliate of the Issuers.

(f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuers shall issue and deliver to such Initial Purchaser (exclusively for resale under a Shelf Registration Statement) or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities. The Issuers shall use their commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Issuers determine upon advice of their outside counsel they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; or (ii) for any other reason the Registered Exchange Offer is not consummated within 240 days of the Closing Date; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer other than by reason of such Holder being an affiliate of the Company (it being understood that the requirement that an Exchanging Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with the sale of New Securities shall not result in such New Securities being not “freely tradeable”); or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not “freely tradeable”; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely tradeable”), the Issuers shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i) The Issuers shall as promptly as practicable (but in no event more than 365 days after so required or requested pursuant to this Section 3), file with the Commission and shall use their reasonable best efforts to cause to be declared effective under the Act, a Shelf Registration Statement, or shall, if permitted by Rule 430B under the Act, otherwise designate an existing registration statement filed with the Commission for use by the Holders as a Shelf Registration Statement, relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no

Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder (with the Initial Purchasers’ agreement thereto being evidenced by their execution of this Agreement); and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) Subject to Section 4(k), the Issuers shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented, amended and current as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (A) the second anniversary thereof, (B) the date upon which all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (C) the date upon which all the Securities and New Securities are no longer restricted securities (as defined in Rule 144 under the Act). The Issuers shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers’ obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

(iii) The Issuers shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, it being understood and agreed that the Issuers shall not be responsible for information provided by or on behalf of Holders.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) The Issuers shall:

(i) furnish, in each case if requested in writing, to the Representative, in the case of an Exchange Offer Registration Statement, and to counsel for the Holders of Registrable Securities, in the case of a Shelf Registration Statement, not less than five Business Days prior to the filing or designation thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, as applicable, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representative reasonably proposes;

(ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders in such a manner as to permit such Holders to deliver the Prospectus contained therein to purchasers of Securities or New Securities, as applicable, in accordance with applicable law.

(b) The Issuers shall use their commercially reasonable efforts to ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Representative, the Holders of Securities covered by any Shelf Registration Statement (but only to such Holders as are named as selling security holders in the prospectus forming part of such Shelf Registration Statement) and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by any Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers shall have remedied the basis for such suspension) or the Issuers decide to resume the use of the Prospectus, as the case may be:

(i) when a Registration Statement and any amendment thereto has been filed with the Commission or any Registration Statement has been designated for use by the Holders and when the Registration Statement or any post effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) unless notice has been provided pursuant to Section 4(k)(ii), of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Issuers shall use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as practicable the withdrawal thereof.

(e) The Issuers shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including any preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing. Subject to the provisions of this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h) The Issuers shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request in writing. Subject to the provisions of this Agreement, the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Issuers shall use their commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities or the New Securities, as applicable, for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject it to service of process in suits or to taxation, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(j) The Issuers shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in a reasonable period of time prior to sales of Securities pursuant to such Registration Statement.

(k) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Issuers shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Issuers, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuers shall give notice (without notice of the nature or details of such events) to the Holders (but only to such Holders as are named as selling security holders in the prospectus forming part of such Shelf Registration Statement) that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(l) Not later than the effective or designation date of any Registration Statement, the Issuers shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m) The Issuers shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective or designation date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective or designation date of the applicable Registration Statement.

(n) The Issuers shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o) The Issuers may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Issuers may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(p) In the case of any Shelf Registration Statement, the Issuers shall enter into customary agreements (including, if requested, an underwriting agreement with such representations and warranties in customary form), and take all other appropriate actions, if any, as the Holders of a majority of the Securities to be included in the Shelf Registration Statement shall reasonably request in order to facilitate the disposition of the Securities or New Securities, as applicable.

(q) In the case of any Shelf Registration Statement, the Issuers shall:

(i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Issuers and their subsidiaries;

(ii) cause each Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement or any post-effective amendment thereto as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by the Representative and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 5 hereof (all such information shall be kept confidential by the recipients pursuant to a customary confidentiality agreement to be executed by such recipients prior to receiving such information);

(iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed at (A) the effectiveness or designation of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r) In the case of any Exchange Offer Registration Statement, the Issuers shall, if requested by an Initial Purchaser, or by a Broker-Dealer that holds Securities that were acquired as a result of market making or other trading activities:

(i) make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries;

(ii) cause each Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

(vi) deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Issuers (or to such other person as directed by the Issuers) in exchange for the New Securities, the Issuers shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(t) The Issuers shall use their commercially reasonable efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers shall assist such Broker-Dealer in complying with the requirements of such rules.

(v) The Issuers shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Issuers shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof (other than any underwriter discounts or commissions) and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Simpson Thacher & Bartlett LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

6. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Issuer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.

Each Issuer also jointly and severally agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b) Each Holder of Securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Issuers, each of its directors, each of their officers who signs such Registration Statement and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity; and, subject to the forgoing clause, shall reimburse, as incurred, the Issuers for any legal or other expenses reasonably incurred by the Issuers or any such controlling person in connection with investigation or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission or fault, culpability or failure to act by or on behalf of the indemnified party. The Issuers shall not be liable under this Section 6 for any settlement or compromise or consent to the entry of judgment of any claim, action, suit or proceeding effected without its prior written consent, which consent shall not be reasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer, director, employee and agent of any Issuer who shall have signed the Registration Statement and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Holders’ obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Securities held by each Holder hereunder and not joint.

(e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7. Underwritten Registrations. (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Issuers.

(b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Registration Defaults. If:

(a) on or prior to the 240th day following the Closing Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective; or

(b) on or prior to the 240th day after the Closing Date, the Registered Exchange Offer has not been consummated;

(c) notwithstanding that the Issuers have consummated the Exchange Offer, if the Issuers are required to file a Shelf Registration Statement, such Shelf Registration Statement is not filed or has not been declared effective or designated within the time period provided for in this Agreement; or

(d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to the exceptions contained in this Agreement) in connection with resales of the securities in accordance with and during the periods specified in this Agreement;

(each such event referred to in clauses (a) through (d) a “Registration Default”), interest (“Registration Default Damages”) will accrue on the principal amount of the securities (in addition to the stated interest on the securities) from and including the date on which any Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Registration Default Damages will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum; provided, however, that (i) upon the effectiveness of the Registration Statement (in the case of clause (a) above), (ii) upon the consummation of the Registered Exchange Offer (in the case of clause (b) above), (iii) upon the filing, effectiveness or designation of a Shelf Registration Statement, as the case may be (in the case of clause (c) above) or (iv) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of clause (d) above), Registration Default Damages shall cease to accrue. Notwithstanding any provision herein to the contrary, Registration Default Damages shall not accrue on any Security that is no longer a Registrable Security, nor shall the amount of Registration Default Damages increase because more than one of the circumstances described in clauses (a) through (d) above has occurred and is pending.

9. No Inconsistent Agreements. The Issuers have not entered into, and agrees not to enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof. The Issuers have not previously entered into, nor are currently parties to, any agreement granting any registration rights with respect to their securities to any person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ securities under any agreement in effect on the date hereof.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further , that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices, requests and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to the Representative, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Issuers, initially at the Company’s address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. Notwithstanding the foregoing, the Registration Default Damages are intended to constitute the sole monetary damages that a Holder may collect as a result of the occurrence of any of the conditions described in Section 8 and any obligations that result in any such condition.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Securities and the New Securities, and the indemnified persons referred to in Section 6 hereof. The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18. Securities Held by the Issuers, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Issuers or their Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer and the several Initial Purchasers.

Very truly yours, USPI FINANCE CORP.

By:	/s/ William H. Wilcox
Title: William H. Wilcox Title: President

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ John Skrobe
Name: John Skrobe Title: Managing Director

For itself and the other several

Initial Purchasers named in Schedule I

to the Purchase Agreement.

[Signature Page to Registration Rights Agreement]

EXHIBIT I

Guarantors

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
Alliance Surgery Augusta, LLC	DE
Alliance Surgery Biloxi, L.L.C.	DE
Alliance Surgery Birmingham, LLC	DE
Alliance Surgery, Inc.	DE
Georgia Musculoskeletal Network, Inc.	GA
Health Horizons of Kansas City, Inc.	TN
Health Horizons of Murfreesboro, Inc.	TN
HealthMark Partners of Maryland, Inc.	MD
HealthMark Partners, Inc.	DE
Implant Solutions, LLC	TN
ISS-Orlando, LLC	FL
Medcenter Management Services, Inc.	DE
OrthoLink ASC Corporation	TN
OrthoLink Physicians Corporation	DE
OrthoLink Radiology Services Corporation	TN
OrthoLink/Georgia ASC, Inc.	GA
OrthoLink/New Mexico ASC, Inc.	GA
OrthoLink/TN ASC, Inc.	TN
Pasadena Holdings, LLC	NV
Physicians Data Professionals, Inc.	TX
Same Day Management, L.L.C.	IL
Same Day Surgery, L.L.C.	IL
Shoreline Real Estate Partnership, LLP	TX
Specialty Surgicenters, Inc.	GA
SSI Holdings, Inc.	GA
Surgery Centers Holding Company, L.L.C.	OK
Surgery Centers of America II, L.L.C.	OK
Surgical Health Partners, LLC	TN
SURGICOE of Texas, Inc.	TX

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
Surginet, Inc.	TN
Surgis Management Services, Inc.	TN
Surgis of Chico, Inc.	TN
Surgis of Phoenix, Inc.	TN
Surgis of Redding, Inc.	TN
Surgis of Sand Lake, Inc.	TN
Surgis of Victoria, Inc.	TN
Surgis, Inc.	DE
Titan Health Corporation	DE
Titan Health of Chattanooga, Inc.	CA
Titan Health of Hershey, Inc.	CA
Titan Health of Miami, Inc.	CA
Titan Health of Mount Laurel, LLC	CA
Titan Health of North Haven, Inc.	CA
Titan Health of Pittsburgh, Inc.	CA
Titan Health of Pleasant Hills, Inc.	CA
Titan Health of Princeton, Inc.	CA
Titan Health of Sacramento, Inc.	CA
Titan Health of Saginaw, Inc.	CA
Titan Health of Titusville, Inc.	CA
Titan Health of West Penn, Inc.	CA
Titan Health of Westminster, Inc.	CA
Titan Management Corporation	CA
United Surgical Partners Holdings, Inc.	DE
USP Alexandria, Inc.	LA
USP Assurance Company	VT
USP Austin, Inc.	TX
USP Austintown, Inc.	OH
USP Baton Rouge, Inc.	LA

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
USP Beaumont, Inc.	TX
USP Birmingham, Inc.	AL
USP Bridgeton, Inc.	MO
USP Cedar Park, Inc.	TX
USP Chesterfield, Inc.	MO
USP Chicago, Inc.	IL
USP Cincinnati, Inc.	OH
USP Coast, Inc.	CA
USP Columbia, Inc.	MO
USP Corpus Christi, Inc.	TX
USP Creve Coeur, Inc.	MO
USP Denver, Inc.	CO
USP Des Peres, Inc.	MO
USP Destin, Inc.	FL
USP Domestic Holdings, Inc.	DE
USP Encinitas Endoscopy, Inc.	CA
USP Fenton, Inc.	MO
USP Festus, Inc.	MO
USP Florissant, Inc.	MO
USP Fredericksburg, Inc.	VA
USP Frontenac, Inc.	MO
USP Gateway, Inc.	MO
USP Glendale, Inc.	CA
USP Harbour View, Inc.	VA
USP Houston, Inc.	TX
USP Indiana, Inc.	IN
USP International Holdings, Inc.	DE
USP Jersey City Inc	NJ
USP Kansas City, Inc.	MO
USP Knoxville, Inc.	TN
USP Las Cruces, Inc.	NM
USP Long Island, Inc.	DE
USP Mason Ridge, Inc.	MO

LIST OF SUBSIDIARIES	STATE OF INCORPORATION
USP Mattis, Inc.	MO
USP Michigan, Inc.	MI
USP Midwest, Inc.	IL
USP Mission Hills, Inc.	CA
USP Mt. Vernon, Inc.	IL
USP Nevada Holdings, LLC	NV
USP Nevada, Inc.	NV
USP New Jersey, Inc.	NJ
USP Newport News, Inc.	VA
USP North Kansas City, Inc.	MO
USP North Texas, Inc.	DE
USP Office Parkway, Inc.	MO
USP Oklahoma, Inc.	OK
USP Olive, Inc.	MO
USP Oxnard, Inc.	CA
USP Phoenix, Inc.	AZ
USP Portland, Inc.	OR
USP Reading, Inc.	PA
USP Richmond II, Inc.	VA
USP Richmond, Inc.	VA
USP Sacramento, Inc.	CA
USP San Antonio, Inc.	TX
USP San Gabriel, Inc.	CA
USP Securities Corporation	TN
USP St. Louis, Inc.	MO
USP St. Peters, Inc.	MO
USP Sunset Hills, Inc.	MO
USP Tennessee, Inc.	TN
USP Texas, L.P.	TX
USP Texas Air, LLC	TX
USP Torrance, Inc.	CA
USP Turnersville, Inc.	NJ
USP Virginia Beach, Inc.	VA
USP Webster Groves, Inc.	MO
USP West Covina, Inc.	CA
USP Westwood, Inc.	CA
USP Winter Park, Inc.	FL
USPI San Diego, Inc.	CA
USPI Stockton, Inc.	CA
WHASA, L.C.	TX

EXHIBIT II

JOINDER TO REGISTRATION RIGHTS AGREEMENT

                    , 2012

Reference is hereby made to the Registration Rights Agreement, dated as of April 3, 2012 (the “Registration Rights Agreement”), by and among USPI Finance Corp. (“USPI Finance”) and the Initial Purchasers named therein concerning the sale by USPI Finance to the Initial Purchasers of $440,000,000 aggregate principal amount of USPI Finance’s 9.000% Senior Notes due 2020 (the “Securities”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1. Joinder of the Successor Company. United Surgical Partners International, Inc., a Delaware corporation (“USPI”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the “Company” therein and as if such party executed the Registration Rights Agreement on the date thereof.

2. Joinder of the Guarantors. The guarantors listed on the signature pages hereto (the “Guarantors”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantors” therein and as if such party executed the Registration Rights Agreement on the date thereof.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

Very truly yours, UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:
Title:

THE GUARANTORS SET FORTH ON EXHIBIT I HERETO, as Guarantors

By:
Title:

[Signature Page to Registration Rights Agreement]